UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 18, 2007

Date of report (date of earliest event reported)

LPL Investment Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52609	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

One Beacon Street, Floor 22

Boston MA 02108

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2007, the Board of Directors of LPL Investment Holdings Inc. (the “Company”) approved the Company’s 2008 Stock Option Plan (the “Plan”). The Plan is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Description of the Plan

Purpose.   The Plan has been established to advance the interests of the Company by providing for the grant of stock options to participants of the Plan.

Administration. The Plan is administered by the Board of Directors. The Board of Directors may delegate its authority under the Plan to a committee of the Board of Directors.  The Board of Directors may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate.

Eligibility.  The administrator of the plan will select participants from among those key employees and directors of, and consultants and advisors to, the Company and its affiliates who, in the opinion of the administrator, are in a position to make a significant contribution to the success of the Company and its affiliates.

Number of Shares Reserved for Issuance Under the Plan.  On January 1, 2008 (the “Effective Date”), the maximum number of shares of common stock of the Company (the “Stock”) that may be delivered in satisfaction of stock options granted under the Plan shall be two (2%) of the Stock (determined at such date on a fully diluted basis).  On the first anniversary of the Effective Date, such maximum number of shares of Stock available to be delivered in satisfaction of stock options granted under the Plan shall be increased by an additional two (2%) percent of the Stock (determined at such date on a fully diluted basis).  On each of the second and third anniversaries of the Effective Date, the maximum number of Stock available to be delivered in satisfaction of stock options granted under the Plan shall be increased by an additional two and one-half (2-1/2%) percent of the Stock, (determined on each such date on a fully diluted basis).  The Board has resolved that notwithstanding the foregoing, unless otherwise specified by the Board, the maximum number of shares of Stock that may be delivered in satisfaction of stock options under the Plan shall be reduced by the amount of stock options or warrants that are made available under any equity incentive plan established by the Company for the benefit of non-employee advisers to the Company.

Exercise Price.  The exercise price of a stock option granted under the Plan will be equal to the fair market value of the Stock on the date of grant.

Term, Termination and Amendment.   No awards of stock options may be made after January 1, 2018, but previously granted stock options may continue beyond that date in accordance with their terms.  Stock options will have a maximum term not to exceed ten (10) years.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits.

10.1         LPL Investment Holdings Inc. 2008 Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

	By:	/s/ Stephanie L. Brown
Name: Stephanie L. Brown
Title: Secretary

Dated: February 21, 2008